UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 7,  2007

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Mac-Gray Corporation (the “Company”) approved Employment Agreements (the “Employment Agreements”) between the Company and each of its four senior executive officers (each an “Executive” and collectively, the “Executives”):  Stewart G. MacDonald, Jr., Chairman and Chief Executive Officer; Michael J. Shea, Executive Vice President, Chief Financial Officer and Treasurer; Neil F. MacLellan, III, Executive Vice President, Sales; and Todd O. Burger, Executive Vice President, Operations.

The terms of the Employment Agreements are substantially identical except for base annual salaries to be paid to each Executive and potential bonus amounts that may be earned by each Executive.

The Executives’ base annual salaries and potential bonus amounts under the Employment Agreements are as follows: Mr. MacDonald’s base salary is $455,000; Mr. Shea’s base salary is $310,000; Mr. MacLellan’s  base salary is $257,000, and Mr. Burger’s base salary is $220,000, in each case payable at least monthly.  The Executives are also entitled to participate in the Company’s Senior Executive Incentive Plan pursuant to which they are eligible to earn an annual cash bonus based on a percentage of their annual salary if the Company achieves certain pre-established performance goals set by the Committee for such year.

In addition, each Executive is entitled to participate on the same basis with other Executives in any of the Company’s other stock option, stock purchase, group life insurance, medical coverage, or other retirement or employee benefit plans.

In the event an Executive’s employment with the Company is terminated by the Company without “cause” or by the Executive for “good reason”, each Employment Agreement provides that the Executive will be entitled to receive (i) continuation of his full base annual salary for 18 months following termination; (ii) a one-time lump sum payment in an amount equal to his average annual bonus over the three fiscal years prior to termination (or the Executive’s annual bonus for the last fiscal year immediately prior to termination, if higher); and (iii) continuation of certain benefits, including health, dental and life insurance for 18 months following termination.  In the event of a termination of an Executive’s employment with the Company without cause or by the Executive with “good reason” that triggers severance payments under both the Employment Agreement and the Executive Severance Agreement previously entered into between the Company and the Executive (forms of which are on file with the Securities and Exchange Commission), the Employment Agreements provide that the Executive will receive the severance payments under the Severance Agreement instead of the severance payments under the Employment Agreement.

The Employment Agreements also contain non-competition and non-solicitation restrictive covenants covering a period of eighteen (18) months following termination of the Executives’ employment with the Company for any reason.

The foregoing summary of the Employment Agreements is intended to summarize certain substantive terms of the Employment Agreements and is qualified in its entirety by reference to a copy of the Form of Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Employment Agreement, dated as of March 7, 2007, between Mac-Gray Corporation and certain senior executive officers.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: March 13, 2007	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer